EXHIBIT 99.1

Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
Spherion Announces the Departure of Chief Information Officer
FORT LAUDERDALE, Fla., January 8, 2007 — Spherion Corporation (NYSE: SFN), a staffing, recruiting and workforce solutions provider, today announced that William Halnon, senior vice president and chief information officer, is leaving the Company to pursue other opportunities. Spherion® has named Joel Steigelfest, vice president of IT services, as interim chief information officer.
Roy Krause, Spherion president and chief executive officer, said, “We wish Bill the very best in his future endeavors and appreciate the contributions he made to Spherion, especially in helping to build our industry-leading IT team, which will continue to maintain the level of service and innovation that our clients, candidates and associates have come to expect.”
About Spherion
Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing 375,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold, may create contractual liabilities associated with indemnifications provided; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our international operations in Canada which could make those operations more costly; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; and Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.